Exhibit 10.2

AGREEMENT AND ACCORD AND SATISFACTION

Re:  12% Subordinated Notes

This AGREEMENT AND ACCORD AND SATISFACTION (this “Agreement”) is made as of ______, 2008 by and between PORTA SYSTEMS CORP, a Delaware corporation (“the Corporation”) and the undersigned (the “Registered Holder”).

           WHEREAS, the Registered Holder owns those certain 12% Subordinated Notes due January 3, 2000 in the original principal amount set forth on the signature page hereto (the “Notes “); and

WHEREAS, the Notes are one or more of a series of 12% Subordinated Notes due January 3, 2000 (the “Original Notes”), and the outstanding unpaid principal and accrued interest on all such notes as of March 31, 2006 was approximately $12,351,600; and

WHEREAS, the obligation of the Corporation to pay the Notes is subordinated to the Corporation’s obligation to make certain payments under certain senior indebtedness in the outstanding amount of approximately $23,400,000 (the “Senior Debt”); and

WHEREAS, the Senior Debt holder has served notice on the Corporation that the Corporation is precluded from making any payments on the Original Notes until the Senior Debt  is paid in full; and

WHEREAS, the Corporation has obtained an extension on its obligation to pay the Senior Debt holder until May 1, 2008; and

WHEREAS, unless the Corporation can renegotiate and restructure the Senior Debt by May 1, 2008, it is very likely that the Corporation will default on payment of the Senior Debt  and will have to file bankruptcy; and

WHEREAS, in order to avoid bankruptcy and with the consent of the Senior Debt holder, the Corporation has developed a comprehensive plan (the “Restructuring Plan”) to reduce and restructure its senior and subordinated debt as well as amounts due certain creditors; and

WHEREAS, as part of the Restructuring Plan, the Senior Debt holder will reduce its debt to $10,000,000 plus any interest accrued on such $10,000,000 after January 1, 2007 and any additional advances made by Senior Debt holder to the Corporation after January 1, 2007 and any accrued interest on such advances made after January 1, 2007 and will receive approximately 70% of the shares of the Corporation’s common stock after giving effect to the Restructuring Plan; and

WHEREAS, in order for the Restructuring Plan to become effective the holders of subordinated debt will significantly reduce their debt and receive shares of the Corporation’s common stock and the stock ownership of the Corporation's existing shareholders will be very significantly diluted by more than ninety-one (91%) percent; and

WHEREAS, as part of the Restructuring Plan, the holders of the Original Notes will accept, in full payment and satisfaction of the Corporation’s obligations under the Original Notes, new notes in the aggregate principal amount of $1,750,000 (the "New Notes") and approximately 14% of the Corporation’s common stock after giving effect to the Restructuring Plan; and

WHEREAS, the New Notes will bear interest at ten (10%) percent per annum payable quarterly in arrears and will be amortized based upon a twenty five year amortization schedule with a final payment at $1,620,174.67 due seven and one-half years after issuance of the New Notes.

NOW, THEREFORE, in consideration of the foregoing and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Representations.  The Registered Holder represents and warrants that:

(a)           the Registered Holder has good and marketable title to, and is the sole record and beneficial owner of, all right, title and interest in and to the Notes;

(b)           the Registered Holder has not previously transferred the Notes or granted to any other person or entity (“Person”) any right or option to purchase or any security or other interest in, the Notes or entered into any agreement or understanding with any Person to sell, option or transfer the Notes or grant any security or other interest therein;

(c)           the Notes are not subject to any judgment, tax or other lien or encumbrance or subject to any restriction on transfer, other than the restrictions on transfer provided in the Notes and applicable federal and state securities laws.

2.           Payment in Full and Final Satisfaction of All Obligations With Respect to the Note.

(a)           Surrender of Note; Performance Subject to Approval.  At the time the Registered Holder executes and delivers this Agreement, it shall also deliver to the Corporation either (i) the original of the Notes, if it has the Notes in its possession, or (ii) a Lost Note Affidavit in form and substance attached as Exhibit A hereto.  The Notes shall be held by the Corporation in escrow pending delivery of the Replacement Securities (as hereafter defined) or return of the Notes as provided herein.  The right of the Registered Holder to receive and the obligation of the Corporation to deliver, the Replacement Securities under this Agreement are subject to (i) the approval of this Agreement by the Senior Debt holder, (ii) the approval by the stockholders of the Corporation of (x) a one-for-11.11 reverse split of the common stock and the (y) the Restructuring Plan, and (iii) the acceptance by all the other holders of Original Notes.  The date on which the last of such approvals and acceptances has been obtained by the Corporation is referred to herein as the “Approval Date.”  If the approvals of the Senior Debt and the Corporation’s stockholders and the Acceptances have not been obtained by the Corporation by July 1, 2008, or such later date as may be extended by the Corporation, but no later than by August 31, 2008, this Agreement will be terminated and be null and void and the Corporation will promptly return to the Registered Holder the original of the Notes or, if the Registered Holder delivered a Lost Note Affidavit, a replacement Note (bearing the same number as the  original but with the letter “R” in front of it to indicate that it is a replacement) in the name of the Registered Holder.

(b)           Effect of Approval.  Effective immediately upon the Approval Date, all obligations of the Corporation to the Registered Holder under the Note will be canceled and terminated and the Corporation will be obligated to deliver the Replacement Securities to the Registered Holder, which shall be delivered to the Registered Holder within twenty (20) business days after the Approval Date.  Delivery of the Replacement Securities to the Registered Holder shall constitute full and final payment of all obligations of the Corporation to the Registered Holder under the Note.  The Registered Holder acknowledges that upon the Approval Date, the Registered Holder will have no right or claim to any other payments, losses, expenses or any other amounts from the Corporation under the Notes, and that such Notes and all obligations relating thereto are satisfied in full, released and canceled immediately upon the Approval Date, the Corporation’s only obligation being to deliver the Replacement Securities to the Registered Holder.

(c)           Replacement Securities.  The Replacement Securities consist of (i) a subordinated, unsecured promissory note (the “Subordinated Note”) made by the Corporation, dated as of the Approval Date, in the original principal amount set forth on the signature page of this Agreement and (ii) the number of shares of Common Stock set forth on the signature page of this Agreement.  The Subordinated Note shall be in substantially the form of Exhibit B to this Agreement.

(d)           Outstanding Capitalization.  Upon the completion of the Restructuring Plan, the outstanding shares of Common Stock will be held as set forth in Appendix I to this Agreement.

3.           Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, postage prepaid, and return receipt requested to the parties or by an overnight courier service that provides evidence of delivery or attempted delivery, addressed as set forth on the signature page (or at such other addresses as designated by the parties from time to time, in writing, and delivered to the parties as provided below).  Notices or other communications so delivered shall be deemed received on the day of delivery or attempted delivery if sent by overnight courier and three days after the date deposited in the U.S. mail if sent registered or certified mail, return receipt requested.

4.           No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and their successor and assigns and is not intended for the benefit of any other Person.

5.           Delay No Waiver; No Oral Changes.  No delay on the part of any party in exercising any right or remedy under this Agreement or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy.  No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by  party against whom such waiver or amendment is to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.           Assignment.  No party may assign or transfer its rights or delegate its duties under this Agreement without the prior written consent of the other party, which may be granted or withheld in its sole discretion.

7.           Release.  Effective on the Approval Date, the Registered Holder releases and forever discharges the Corporation and each of its past and present directors, officers, employees, attorneys, agents, affiliates, successors and assigns (such group, collectively, the “Released Persons”), from any and all claims, actions, causes of action, suits, debts, dues, sums of money, accounts, costs, expenses, liabilities, covenants, contracts, agreements, promises, damages, judgments, executions and demands whatsoever (each a “Claim”), in law or equity, that the Registered Holder ever had, now has or hereafter may have against the Released Persons arising from or relating to any matter, cause or thing whatsoever from the beginning of time through the Approval Date, other than any Claims of the Registered Holder arising under this Agreement or the Subordinated Note. The Registered Holder represents and warrants that the Registered Holder has not assigned or otherwise transferred the released Claims, or any portion thereof.

8.           Gender and Number.  References to Registered Holder as an “it” herein is for convenience and shall be construed as a reference to the male, female or neuter gender or to the singular or plural number as appropriate to the identity of the Registered Holder(s) as set forth on the signature page hereto.

9.           Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflict of laws.  Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the United States District Court for the Southern District of New York or Supreme Court of the State of New York in the County of New York, (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights it may have to object to such jurisdiction under the Constitution or laws of the State of New York or the Constitution of the United States or otherwise, and (iii) irrevocably consents that service of process upon it in any such action or proceeding shall be valid and effective against it or him if made either (x) in the manner provided herein for delivery of notices hereunder or (y) any other manner permitted by law.

10.           Waiver of Trial by Jury.  ALL PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE RELATING TO THIS AGREEMENT.

11.           Counterparts.  This Agreement may be executed and delivered in counterparts and by facsimile and as so executed and delivered shall be fully effective and binding once executed by all parties listed as signatories hereto.

[This space intentionally left blank.  Signatures on next page.]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement effective as of the date first written above.

The Corporation:
PORTA SYSTEMS CORP.

By:
Name: Edward B. Kornfeld
Title: Chief Executive Officer and Chief Financial Officer
	Address:	Porta Systems Corp.
6851 Jericho Turnpike
Syosset, New York 11791
Attention: Mr. Edward Kornfeld

Registered Holder:

Print name:
Address:

Telecopier:
E-mail:
Co-Owner (e.g., if owned with spouse as tenants by the entirety or as community property):

Print name:
Address (if different):

Principal Agreement of original 12% Subordinated
Notes $__________ to be exchanged for the following:

Principal Amount of New Subordinated Notes:	$__________

Shares of Common Stock of Porta Systems Corp.:	__________

Appendix I

As a result of the Restructuring Plan, after giving effect to the reverse split, the Corporation’s common stock would be held as follows:

Group	Number of shares	Percentage
Cheyne Special Situations Fund L.P.	7,037,532	67.71%
Common stockholders*	904,826	8.71%
Holders of the subordinated notes	1,407,506	13.54%
Reserved for holders of convertible debentures	100,536	0.97%
Management	603,217	5.80%
Outstanding options**	139,000	1.34%
Advicorp PLC***	201,072	1.93%
Total	10,393,689	100.00%

*  The number of shares held by the common stockholders includes an estimate of the number of shares issuable in rounding up fractional shares.  The actual number of shares will be different from the number in the table.

**  In addition to the shares held by the common stockholders, there would be outstanding options to purchase an aggregate of 139,000 shares of common stock at exercise prices ranging from $3.85 per share to 3.1 cents per share.

***  As part of the Restructuring Plan, we agreed to issue Advicorp, PLC warrants to purchase 201,072 shares of common stock at $    per share.

Exhibit 10.2

EXHIBIT A

LOST NOTE AFFIDAVIT

The undersigned note holder (the “Holder”), being duly sworn, deposes and says:

1.           That the Holder is entitled to the possession, and is the legal and beneficial owner, of 12% Subordinated Note N-___, dated                            , issued by Porta Systems Corp. a Delaware corporation, in the original principal amount of $___________________ ( the “Subordinated Note”).

2.           That the original of the Subordinated Note cannot be found or produced.

3.           That the Holder has not sold, assigned, endorsed, pledged, transferred, deposited under any agreement, or hypothecated the Subordinated Note, or any interest therein or signed any power of attorney including a stock, bond or note power or other authorization respecting same which is now outstanding and in force, or otherwise disposed of the same; and no person, firm, corporation, agency or government has, or has asserted, any right, title, claim, equity or interest in, to or respecting the Subordinated Note or the proceeds thereof.

4.           That if the Holder should find or recover the said original of the Subordinated Note, it will surrender the same immediately to Porta Systems Corp. (the “Corporation”) for cancellation without requiring any consideration for such surrender.

5.           That the Holder agrees and covenants to indemnify the Corporation and its officers, directors, employees, attorneys, agents and affiliates and their respective successors and assigns from, and to the full extent of, all demands, claims, actions, causes of actions, rights of recovery, liabilities, losses and/or damages, whether direct or consequential (including, without limitation, reasonable attorneys’ fees and expenses) of every kind and nature arising from or growing out of any matter connected with or related to the loss of the Subordinated Note and any claim which may be made thereon or as a result thereof.

6.           This Lost Note Affidavit is intended to and shall bind the undersigned as of the date hereof.

Signed and delivered this _____ day of_______________ , 2008.

Print name of Holder

Signature

Print name and Capacity of the Signatory

If your spouse’s name appears on the face of the Subordinated Note, your spouse should sign below:

Print name of spouse

Signature

Lost Note Affidavit - 1

Acknowledgment

[Please make sure the acknowledgement works for individuals and entities, including trusts]

STATE OF ______________________ )
                                                                 )  ss.:
COUNTY OF ____________________ )

On the       day of                             in the year 2008, before me, the undersigned, a Notary Public in and for said State, personally appeared ___________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

Acknowledgment (Joint Owner)

STATE OF ______________________ )
                                                                 )  ss.:
COUNTY OF ____________________ )

On the        day of                             in the year 2008, before me, the undersigned, a Notary Public in and for said State, personally appeared ___________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

Lost Note Affidavit - 2

Exhibit 10.2

EXHIBIT B

Subordinated Promissory Note

PORTA SYSTEMS CORP.

Subordinated Note due ________, 2015

N-___	New York, New York
$___________	____________, 2008

FOR VALUE RECEIVED, Porta Systems Corp., a Delaware corporation (the “Company”), hereby promises to pay to the order of ________________ (“Registered Holder”) the principal amount of ___________________ dollars ($________).  Principal shall be paid quarterly on the last day of the month ending three months after the issuance of these Subordinated Notes and thereafter on the last day of the month ending every three months thereafter in installments on the basis of a level payment twenty-five year amortization schedule, with all remaining and unpaid principal and accrued interest due and payable on ___________________, 2015 [7.5 YEARS FROM DATE OF THIS NOTE].  Interest shall be payable at the rate of ten percent (10%) per annum.  Payments of principal and interest shall be made quarterly in accordance with the payment schedule set forth as Schedule A to this Note.  All payments shall be applied first to accrued interest and the balance, if any, to principal.  If any payment is due is on a day on not a business day, such payment shall be made on the next day which is a business day.  A business day shall mean a day other than Saturday, Sunday or other day on which banks in the City of New York are permitted or required to be closed for all or part of a normal business day. Payments shall be made in lawful money of the United States of America against presentment of this Note.  In the event of a failure to make any payment due hereunder which remains unpaid for sixty (60) days, interest on the unpaid principal shall be payable, to the extent permitted by law, at the rate of sixteen percent (16%) per annum on the entire unpaid principal amount of this Note from and after the time that such unpaid principal amount shall have become due and payable (whether at maturity or by acceleration).  This Note is one of a series of the Company’s 10% Subordinated Notes due ___________, 2015 (collectively, the “New Notes”), in the aggregate principal amount of one million seven hundred fifty thousand dollars ($1,750,000) which were issued pursuant to agreements between the Company and each of the initial holders of the New Notes which became effective on                   , 2008.

ARTICLE 1.
Events of Default and Acceleration

(a)           Events of Default Defined.  The entire unpaid principal amount of this Note, together with interest thereon shall, on written notice from the Registered Holders of New Notes in the principal amount of not less than two-thirds of the aggregate principal amount of New Notes then outstanding, forthwith become and be due and payable if any one or more Events of Default shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or be affected or come about by operation of law pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing.  An Event of Default shall occur:

(i)           if failure shall be made in the due and punctual payment of the principal of or interest on the New Notes when and as the same shall become due and payable whether at maturity or otherwise, and such failure shall have continued for sixty (60) days and payment thereof is not deferred pursuant to Article 2 hereof;

Subordinated Note - 1

(ii)           if the maturity of any Senior Debt  shall be accelerated as a result of a breach  of or default under any instrument governing the terms of such Senior Debt .

(iii)            if the Company shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or an answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Company, in any such proceeding, or shall by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, or shall, in a petition in bankruptcy filed against it or them be adjudicated a bankrupt, or the Company or its directors or the holders of a majority of its equity interest shall vote to dissolve or liquidate the Company;

(iv)           if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without consent of the Company, a receiver, trustee or liquidator of the Company or of all or any substantial part of the property of the Company, or approving a petition filed against the Company seeking a reorganization or arrangement of the Company under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or any substantial part of the property of the Company shall be sequestered;  and such order, judgment or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof; or

(v)           if, under the provisions of any law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or of all or any substantial part of the property of the Company and such custody or control shall not be terminated or stayed within ninety (90) days from the date of assumption of such custody or control.

(b)           Rights of Note Holder.  Nothing in this Note shall be construed to modify, amend or limit in any way the right of the Registered Holder to bring an action against the Company in the event the Company fail to pay principal of or interest on this Note when due.

ARTICLE 2.
Subordination

(a)           Agreement of Subordination.  The Company, for itself, its successors and assigns, covenants and agrees, and the Registered Holder by his or her acceptance of this Note likewise covenants and agrees, that the payment of the principal of and interest on this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all amounts due and owing on the Senior Debt, as hereinafter defined.  No payment shall be made on this Note unless and except to the extent that, at the time of payment under and pursuant to this Note, all amounts then due and owing on the Senior Debt have been paid in full, there shall not have occurred an event of default or an event which, with the passage of time or the giving of notice by the holder of Senior Debt would result in an event of default under any instrument evidencing or relating to the Senior Debt, and the making of such payment would not cause the Company to breach any covenants to the holder of the Senior Debt set forth in the loan or other agreements between the Company and the holder of the Senior Debt, as the same may be amended from time to time, unless the holder of Senior Debt otherwise specifically consents in writing to such payment by the Company.  If the Company is unable to make a payment of principal and interest on this Note at the time due by reason of the provisions of this Article 2, the Company shall notify the Registered Holder of such fact, in writing, within a reasonable time after such date.  The provisions of this Article 2 shall constitute a continuing offer to all persons who, in reliance upon such provision, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

Subordinated Note - 2

(b)           Company Not to Make Payments with Respect to Note in Certain Circumstances.

(i)           Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal thereof and premium, if any, interest thereon, costs of enforcement or collection and any other sums due and owing by the Corporation to the holder of the Senior Debt  shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Debt , before any payment is made by the Company (A) on account of the principal of or interest on this Note or (B) to acquire this Note.

(ii)            Upon the happening of an event of default with respect to any Senior Debt , as such event of default is defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, and, if the default is other than default in payment of the principal of or premium, if any, or interest on such Senior Debt , upon written notice thereof given to the Company by the holder or holders of such Senior Debt  or their representative or representatives, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company (A) on account of the principal of or interest on this Note or (B) to acquire this Note.

(iii)            In the event that, notwithstanding the provision of this Paragraph 2(b), the Company shall make any payment to the Registered Holder on account of the principal of or interest on this Note after the happening of a default in payment of the principal of or premium, if any, or interest  or any other sums on, Senior Debt or after receipt by the Company of written notice of an event of default with respect to any Senior Debt and after written notice of such default or event of default is given by the Company to the Registered Holder, then unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, such payment shall be held by the Registered Holder in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Debt  (pro rata as to each of such holders on the basis of the respective amounts of Senior Debt  held by them) or their representative or the trustee under the indenture or other agreement (if any) pursuant to which any instruments evidencing any Senior Debt  may have been issued, as their respective interests may appear, for application to the payment of all Senior Debt  remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt ..

(c)           Note Subordinated to Prior Payment of all Senior Debt on Dissolution, Liquidation or Reorganization of Company.  Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

Subordinated Note - 3

(i)            The holders of all Senior Debt shall first be entitled to receive payment in full of the principal thereof, premium, if any, interest due thereon, costs of enforcement or collection and any other sums due and owing by the Corporation to the holder of the Senior Debt  before the Registered Holder is entitled to receive any payment on account of the principal of or interest on this Note (other than payment of shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which stock and securities are subordinated to the payment of all Senior Debt  and securities received in lieu thereof which may at the time be outstanding); and

(ii)            Any payment or distribution of assets of the Company of any kind or character whether in cash, property or securities (other than shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which stock and securities are subordinated to the payment of all Senior Debt and securities received in lieu thereof which may at the time be outstanding), to which the Registered Holder would be entitled except for the provisions of this Article 2, shall be paid by the liquidating trustee or agent or other person making such payment of distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Debt  or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt  may have been issued, to the extent necessary to make payment in full of all Senior Debt  remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt.

(iii)            In the event that notwithstanding the foregoing provision of this Article 2, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which stock and securities are subordinated to the payment of all Senior Debt and securities received in lieu thereof which may at the time be outstanding), shall be received by the Registered Holder on account of principal of or interest on this Note before all Senior Debt is paid in full, or effective provision made for its payment or distribution, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Debt  remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt ..

(d)           Registered Holder to be Subrogated to Right of Holders of Senior Debt .  Subject to the payment in full of all Senior Debt, the Registered Holder shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on this Note shall be paid in full, and, for the purpose of such subrogation, no payments or distributions to the holders of the Senior Debt  by or on behalf of the Company or by or on behalf of the Registered Holder by virtue of this Article 2 which otherwise would have been made to the Registered Holder of this Note shall, as between the Company and the Registered Holder, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article 2 are, and are intended solely, for the purpose of defining the relative rights of the Registered Holder of this Note, on the one hand, and the holders of the Senior Debt, on the other hand.

Subordinated Note - 4

(e)           Obligation of the Company Unconditional.  Nothing contained in this Article 2 or elsewhere in this Note is intended to or shall impair as between the Company and the Registered Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Registered Holder the principal of and interest on this Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Registered Holder and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Registered Holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Article 2 of the holders of Senior Debt  in respect of cash, property or securities of the Company received upon the exercise of any such remedy, it being understood that the Registered Holder shall not commence an action against the Company for failure to make payments if such payments may not be made to the Registered Holder pursuant to ths Article 2.  Upon any distribution of assets of the Company referred to in this Article 2, the holders of this Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Registered Holder for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt  and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 2.

(f)           Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt .  No right of any present or future holders of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

(g)           Definition of Senior Debt .  The term “Senior Debt “ is defined to mean the principal of and premium, if any, interest, costs of enforcement or collection and any other sums due and owing by the Corporation on the following: (i) all indebtedness and obligations (other than the New Notes or notes to be issued to the holders of the Company's convertible debentures in connection with the Company's restructuring plan) that are created, assumed or guaranteed by the Company, whether before or after the issuance of the New Notes, that are (A) for money borrowed or (B) secured by purchase money mortgages or other similar security interests given by the Company or any subsidiary on real or personal property, (ii) all obligations of the Company, or of others which are guaranteed by the Company, whether existing on or after the issuance of the New Notes, as lessee under a lease of real or personal property, unless, with respect to any indebtedness or obligations described in clause (i) or (ii) of this Paragraph 2(g), unless the instrument creating or evidencing such indebtedness expressly provides that such indebtedness is not superior in right of payment of the New Notes, (iii) all indebtedness or obligations of a kind not described in said clause (i) or (ii) which were incurred or guaranteed by the Company in connection with the acquisition of an existing business or assets, whether by means of a merger, consolidation, stock acquisition or acquisition of all or part of the assets of a corporation, partnership, limited liability company, business trust, sole proprietorship or other entity, or otherwise, and (iv) any deferrals, renewals, extensions or refundings of any of the foregoing, unless, in the case of any particular indebtedness or obligation or renewal, extension or refunding thereof, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness or other obligation or such renewal, extension or refunding thereof is not superior in right of payment to this Note.  Senior Debt shall include the Company’s obligations to Cheyne Special Situations Fund L.P. and its affiliates, successors and assigns (collectively, “Cheyne”) issued under its senior secured note in the initial principal amount of $10,000,000 and any other obligations to Cheyne under any note, credit, loan or other agreement, and Senior Debt shall not include (a) indebtedness incurred for compensation to employees, or (b) other indebtedness incurred in the ordinary course of business for goods, materials, or services or any obligations of the Company under, or in respect of, leases other than as hereinbefore described.  There are no restrictions on the right of the Company to incur Senior Debt.

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(h)           Right of Registered Holder to Hold Senior Debt .  The Registered Holder shall be entitled to all of the rights set forth in this Article 2 in respect of any Senior Debt at any time held by the Registered Holder to the same extent as any other holder of Senior Debt, and nothing in this Article 2 or elsewhere in this Note shall be construed to deprive the Registered Holder of any of its rights as such holder.

ARTICLE 3.
Miscellaneous

(a)           Transferability.  No transfer of this Note shall be effective unless such transfer is made (i) in compliance with all applicable Federal and state securities laws and the Registered Holder shall provide to the Company an opinion of counsel, which counsel and opinion shall be reasonably acceptable to the Company, as to the exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws, and (ii) is made pursuant to a written assignment or other instrument of transfer, a copy of which is delivered to the Company promptly following the transfer.  The Company may, as a condition of such transfer, require the transferor to surrender this Note and issue a replacement Note to and in the name of the transferee.  The Company shall be entitled to treat as the owner of this Note only the person shown as the Registered Holder on its books and records, regardless of whether the Company has any contrary knowledge.

(b)           WAIVER OF TRIAL BY JURY.  IN ANY LEGAL PROCEEDING TO ENFORCE PAYMENT OF THIS NOTE, THE COMPANY AND, BY THE ACCEPTANCE OF THIS NOTE, THE REGISTERED HOLDER, THE REGISTERED HOLDER WAIVES TRIAL BY JURY.

(c)           Right of Prepayment.  The Company may prepay the New Notes at whole at any time or in part from time to time, on not less than ten (10) days’ written notice without payment of any penalty or premium.  Any prepayment shall by accompanied by payment of accrued interest to the date of payment.  Prepayment shall be made, to the extent practical, proportional as to the Registered Holders of the outstanding New Notes based on the respective principal amounts of their New Notes; provided, that the Company may redeem in full the New Notes of any Registered Holder the principal amount of whose Note is not significant relative to the total outstanding principal amount of New Notes.

(d)           Notice  to Company.  Notice to the Company shall be given to the Company at their principal executive offices, presently located at 6851 Jericho Turnpike, Syosset, New York 11791, Attention: Chief Executive Officer, or to such other address as the Company may, from time to time, advise the Registered Holder of this Note.

(e)           Governing Law.  This Note shall be governed by the laws of the State of New York applicable to agreements executed and to be performed wholly within such State.  The Company, and by acceptance of this Note, the Registered Holder, consents to the exclusive jurisdiction of the United States District Court for the Southern District of New York and Supreme Court of the State of New York in the County of New York in any action relating to or arising out of this Note.

IN WITNESS WHEREOF, the Company has executed this Note on the date and year first aforesaid.

PORTA SYSTEMS CORP.

By:
Edward B. Kornfeld
Chief Executive Officer and Chief Financial Officer

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Exhibit 10.2

Schedule A

Regular Payment Schedule

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